Exhibit 99.2

Q1 2010 Earnings Script

KATRINA RYMILL

Thank you and welcome to CyberSource’s first quarter conference call. During this call, we will discuss our financial results for the first quarter of 2010. If you have not received the press release summarizing our first quarter results, it’s available at www.CyberSource.com. These prepared remarks will run for approximately 20 minutes.

Before we get started, I need to alert you to our Safe Harbor provisions. During the course of this teleconference, we will make certain forward-looking statements regarding our business and results of operations. Statements made today that are not purely historical, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding the Company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Such forward-looking statements include those relating to:

•	Opportunities with Visa;

•	Bringing value to shareholders, employees, customers and partners;

•	Strength of first quarter results;

•	E-commerce growth and the factors driving growth;

•	Record growth in partner adds;

•	Growth trends driven by security concerns and international sales;

•	Single source offering resonating with merchants; and,

•	Long-term potential of the company.

We wish to caution you that such statements are just beliefs or predictions and that actual results might differ materially from those projected in any or all of the forward-looking statements. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions.

These statements are also subject to risks and uncertainties including but not limited to the following: changes in customer requirements, potential financial risks relating to the Company’s global acquiring business, changes in general economic conditions and eCommerce in particular, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on CyberSource’s business, changes in generally accepted accounting standards, changes in legal requirements and litigation arising from time to time, unforeseen technical difficulties relating to the Internet in general, or our technology in particular, potential system failures including without limitation, disruptions intentionally caused by third parties, and the intense competition in our industry and the need for rapid technological change associated with such competition.

Further, CyberSource’s past financial, business, operations, and stock performance are not necessarily indicative of CyberSource’s future performance. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Listeners are referred to the documents filed by CyberSource with the SEC, specifically Form 10-K filed on February 26, 2010 covering the one-year period ended December 31, 2009 and our quarterly reports filed on Form 10-Q from time to time, all of which include these and certain other important risk factors.

CyberSource, Visa and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. We encourage you to review the current report filed on Form 8-K with the SEC today and available on the SEC’s website with additional information about the proposed merger with Visa and where to find such additional information.

And now let me introduce Bill McKiernan, Executive Chairman and Founder.

BILL MCKIERNAN

Thanks, Katrina. Good afternoon and thank you all for joining us. I’d like to speak briefly about the Visa announcement, and then turn the call over to Mike and Steve for our first quarter 2010 earnings report. After fifteen years as a standalone entity, we were very pleased to announce on April 21st that we entered into a definitive agreement whereby Visa will purchase CyberSource for $26 per share, or approximately $2.0 billion in cash. This is an incredible opportunity to combine with Visa, the leading company in the payment space, and one of the fastest growing and most successful companies in the world. We’ve had a long working relationship with Visa, which was an early, pre-IPO investor in CyberSource, and since 1999 we have collaborated with them on the fraud models integrated into our automated fraud management solutions. This combination with Visa provides us with a great platform to build innovative payment solutions for eCommerce merchants, and helps secure our position as a global payment leader. We’ll benefit from the Visa brand, and be able to leverage Visa’s global footprint. We will have more resources to innovate in a market that demands innovation. With 92% of our revenues coming from the U.S. today, there is also tremendous opportunity to expand our business through Visa’s global presence and local market expertise. I’d like to congratulate the entire CyberSource team for their hard work in creating value for shareholders and more specifically Mike and Steve for an excellent first quarter. And now, let me introduce Mike Walsh, our president and CEO.

MIKE WALSH

Thanks, Bill. It’s a pleasure to welcome you to our first quarter 2010 earnings call. To reiterate Bill’s comments, I am very excited about the value the Visa transaction will bring to shareholders, employees, customers and partners, and I look forward to working with the Visa team to achieve these objectives.

Our strong first quarter results show continued strength in eCommerce and international expansion. Even during these troubled economic times, eCommerce has continued to grow as buyers seek convenience, product selection, and value-oriented prices for goods and services. CyberSource continues to succeed in selling value added payment services to its customers, reflected in our dramatic transaction growth this quarter. Our Q1 transaction volumes grew 34% over the prior year to a record 738 million transactions. During the quarter we signed 31,700 new customers, and churn has decreased the last three quarters. The dollar value of transactions we processed in the quarter was approximately $38.7 billion, up 40% over the same quarter last year. In the first quarter, we generated record revenue of $76.6 million, a 27% increase over the same period last year.

GAAP Net Operating margin was 5%, and Non-GAAP Net Operating margin was 22%. This is primarily a result of strength in our gateway and small business offerings. Net income on a GAAP basis was $3.8 million and earnings per share on a GAAP basis was $0.05. Because these GAAP results include significant non-cash charges, such as stock option compensation and amortization of intangibles, we also provide certain non-GAAP financial metrics. For a reconciliation of GAAP and non-GAAP metrics, please refer to our earnings press release. This quarter, non-GAAP net income was $16.8 million, a 33% increase compared to $12.6 million a year ago. Non-GAAP EPS was $0.23 per share, a 28% increase compared to $0.18 per share a year ago.

CyberSource’s global acquiring business generated revenue of approximately $25.3 million in the quarter, a 33% increase over the same period last year. Global acquiring represents about 33% of our total revenue. The value of transactions where we acted as a merchant acquirer was approximately $1.1 billion or about 3% of the total transaction volume we processed in the quarter. This quarter we signed our highest customer adds number to date, approximately 1,200 new acquiring customers, which was the result of additional training and stream lining of the signing process. We now have over 7,400 global acquiring customers.

With the 31,700 customers we added this quarter, we now have approximately 305,000 active customers. Other large enterprise customers added this quarter include: Air China, IKEA, LeapFrog Enterprises, and RyanAir. Existing customers that added new services or renewed agreements during the quarter include: Check Point Software Technologies, Hearst Communications, and Payless ShoeSource.

The Affiliate channel saw record growth in partner adds. We added over 900 new Independent Sales Organizations (ISOs) and Affiliates this quarter, a new record, and we now have approximately 4,800 active resellers and affiliate partners. Our Q1 results reflect our focus on these key partnerships and our drive to provide them the tools needed to effectively promote and sell our small business platform. We also are seeing new merchants coming on board through mobile payment applications.

Payment data security is a growing concern and risk for merchants in the payment space. With PCI mandates looming, we have identified an emerging trend of technology platforms looking to bring current merchants from the competition over to CyberSource, due to our reputation of stability and our suite of PCI compliance tools and services. Smaller gateway providers have had difficulty keeping up with compliance requirements due to complexity and the additional expense.

We see international sales as a meaningful trend in eCommerce, and we expect to continue to expand our growth efforts in international markets over the next several years. In this year’s fraud survey of our eCommerce merchants, 21% of US merchants’ online orders came from abroad, compared to 8% four years ago. Although overseas orders have traditionally been associated with a higher incidence of fraud, merchants are increasing their use of sophisticated fraud tools, such as our Risk Management and Order Screening platform, to help lower fraud rates and target these new sources of revenue.

Our European-based business delivered strong transaction volume growth, increasing 53% over the same period last year to 210 million transactions in the first quarter, and up 15% sequentially. Last quarter, we processed transactions in 69 different currencies. Our European business now represents approximately 28% of total transaction volume, but only about 8% of our total revenue. We are also seeing strong demand for our services in Asia. Our offering of payment processing coupled with fraud screening from one source is really resonating with eCommerce merchants, and we are seeing particularly strong merchant acquisition and transaction growth in the airline and travel sectors.

So with that introduction, let me turn the call over to Steve.

STEVE PELLIZZER

•	Thank you Mike. Our first quarter revenue was $76.6 million, $2.6 to $3.1 million higher than our guidance of $73.5 to $74 million, and a 27% increase over the same period last year.

•	During the quarter, we processed a record 738 million billable transactions, a 34% increase over last year, and above our prior guidance for the first quarter of 675 to 685 million transactions.

•

During the first quarter, we added 31,700 new customers on a gross basis, compared to 31,500 new customers in the first quarter of last year. We added approximately 9,700 customers on a net basis, higher than the 8,900 we added in the first quarter of last year.

•	Our gross profit on a GAAP basis was $39.9 million, higher than prior guidance of $36.7 to $37 million.

•	Operating expenses on a GAAP basis for the quarter were $33.7 million, higher than prior guidance of $32.7 to $33 million, and includes a $300 k legal settlement.

•

The GAAP net income for the quarter was $3.8 million and fully diluted earnings per share on a GAAP basis was $0.05, higher than prior guidance of net income of $2.3 to $2.6 million or $0.03 per share. Non-GAAP net income was $16.8 million or $0.23 per share, higher than guidance of $14.1 to $14.4 million or $0.19 to $0.20 per share.

•	Our cash and short-term investment balance was $126.9 million, after subtracting $16.3 million payable to merchants at quarter-end.

•

Cash flow from operating activities was $15.3 million for the first quarter of 2010, compared to $7.7 million for the first quarter of 2009. The company also generated approximately $2.6 million in cash from employee stock option exercises.

•	Capital spending for the first quarter was $2.2 million, below prior guidance of $6.0 to $7.0 million, as purchases were deferred to early Q2.

•	During the first quarter, we did not repurchase shares of common stock.

Given the Visa announcement on April 21st, I will not be providing quarterly guidance for Q2 2010, or be updating yearly guidance for 2010 at this time.

MIKE WALSH

Thanks Steve. We believe that CyberSource has strong long-term growth potential driven by the rapid acceptance and growth in the use of eCommerce, and our expansion in both domestic and international markets. We’ve invested a lot of time and money over the years in differentiating ourselves in our payment, risk, and payment security capabilities, and our advantage continues to grow with the scale of over 300,000 customers and growing ecosystem of over 4,800 partners. By joining forces with Visa, the world’s foremost payments company, we will have the opportunity to utilize Visa’s regional expertise and global presence to drive international adoption of CyberSource in key geographies. Visa’s focus on payment innovation and their suite of payment products align well with our vision, and this combination will position us for our next phase of growth.

Finally, I want to express my thanks to the entire CyberSource team for their hard work, dedication and their delivery of another quarter of excellent results. Given the Visa announcement, we will not be taking questions on this call. That concludes our first quarter call. Thank you.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource will file a proxy statement with the SEC. Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of an Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource’s executive officers and directors in the solicitation by reading CyberSource’s proxy statement for its 2009 annual meeting of stockholders, the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information when filed with the SEC on or before April 30, 2010, and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa’s executive officers and directors by reading Visa’s proxy statement for its 2010 annual meeting of stockholders. Information concerning the interests of CyberSource’s participants in the solicitation, which may, in some cases, be different than those of CyberSource’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding CyberSource directors and executive officers is also included in CyberSource’s proxy statement for its 2009 annual meeting of stockholders and will be included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information.